EXHIBIT 3.3

BY-LAWS

of

CHEMED CORPORATION

(As amended through February 19, 2016)

AMENDED AND RESTATED BY-LAWS

of

CHEMED CORPORATION

(a Delaware Corporation)

ARTICLE I
       Meeting of Stockholders

Section 1.01.	Place. Meetings of stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.02.
Annual Meetings.  An annual meeting of stockholders for the election of directors and the transaction of such other business as may come before it shall be held at 11:00 o’ clock in the forenoon, or at such other hour as may be stated in the notice thereof, on (i) the third Monday of May in each year unless such day is a holiday, in which case it shall be held on the next day following that is not a holiday or (ii) on such other date in such year as the Board of Directors shall determine.

Section 1.03.
Special Meetings.  (a)  Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary upon the written request of a majority of the Board of Directors or of the holders of record of shares having a majority of the voting power of the stock of the corporation then entitled to vote for the election of directors; provided that any such written stockholder request shall be made in accordance with the procedures set forth in Section 1.03(b).

(b)
Any stockholder or stockholders seeking to have the Chairman of the Board, the Chief Executive Officer, the President or the Secretary call a special meeting of the stockholders pursuant to Section 1.03(a) shall deliver a written request (the “Meeting Request”) in proper form to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary at the corporation’s principal executive offices.  Such Meeting Request shall (i) be signed by stockholders holding not less than a majority of the voting power of the stock of the corporation then entitled to vote for the election of directors as of the date such request is received by the corporation, (ii) specify whether the purpose of the special meeting is the election of directors and/or the conduct of other business and (iii) if the stockholder or stockholders are proposing that business other than, or in addition to, the election of directors be so conducted, include a description of the nature of the proposed business and the exact text of any such proposal or business (including the text of any proposed resolutions).

After receipt by the corporation of a Meeting Request in proper form, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary shall duly call a special meeting of the stockholders for a date no later than 90 days after the receipt of such Meeting Request, for the purpose or purposes specified in the Meeting Request and any other purposes specified by the Board of Directors.  The corporation shall promptly provide written notice of such special meeting, and the purpose or purposes thereof, to the stockholders in accordance with Section 1.04.

If the Board of Directors shall determine that any Meeting Request was not properly made in accordance with this Section 1.03(b) or that the subject matter is not a proper purpose for action by the stockholders under applicable law, then the Chairman of the Board, the Chief Executive Officer, the President or the Secretary shall not be required to call a special meeting of the stockholders pursuant to Section 1.03(a).  If none of the stockholders who submitted a Meeting Request appears or sends a Qualified Representative, the corporation need not present such matters for a vote.

Section 1.04.
Notice and Waiver of Notice.  Unless otherwise provided by law, notice of each annual meeting or special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the day on which the meeting is to be held, by any manner permitted by applicable law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Notice of any meeting of stockholders need not be given to any person who may become a stockholder of record after the record date for such meeting fixed pursuant to Section 7.03, nor to any person who shall attend the meeting in person or by proxy nor to any stockholder who shall sign a waiver of such notice in writing either before, after or at the time of such meeting.  Except as otherwise provided by law, notice of any adjourned meeting of stockholders need not be given.

Section 1.05.
List of Stockholders.  The Secretary, or other officer of the corporation who has charge of the stock ledger of the corporation, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation, and such list shall be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Except as required by law the stock ledger shall be the only evidence of permitted examiners of such list.

Section 1.06.
Quorum Adjournment and Postponement.  (a)  At all meetings of stockholders, the holders of record, present in person or by proxy, of shares having a majority of the voting power of the stock of the corporation entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business.  A stockholder shall be treated as being present at a meeting if (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether such proxy card is marked as casting a vote or abstaining or is left blank.

(b)
In the absence of a quorum, the Chairman of the Board or the holders of record of shares having a majority of the voting power of the stock of the corporation present in person or by proxy at the time and place of the meeting, or of any adjournment thereof, may adjourn the meeting from time to time, without notice other than announcement at the time and place of such meeting or adjournment, until a quorum shall be present.  At any adjourned session of any such meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(c)	Any previously-scheduled meeting of stockholders may be postponed by the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

Section 1.07.
Voting.  (a)  When a quorum is present at any meeting of stockholders, the vote of the holders of shares having a majority of the voting power of the stock of the corporation present and entitled to vote at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b)
Each stockholder shall at every meeting of stockholders be entitled to one vote for each share of the capital stock of the corporation registered in such stockholder’s name on the books of the corporation at the record date fixed as provided in Section 7.03.

(c)
At all meetings of stockholders, a stockholder may vote either in person or by proxy as may be permitted by applicable law; provided, however, that no proxy shall be voted after one year from its date unless the proxy provides for a longer period.  Any proxy to be used at a meeting of stockholders must be delivered to the Secretary or his representative at the principal executive offices of the corporation at or before the time of the meeting.

(d)
The vote on any matter, including the election of directors, need not be by written ballot.  Any written ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 1.08.
Consent in Lieu of Meeting.  (a)  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of record of shares having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)
For the corporation to determine the stockholders entitled to take corporate action by written consent without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date for such purpose.  The Board of Directors shall promptly, but in all events within ten days after the date on which such request is received by the Secretary, adopt a resolution fixing such record date.  If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery in the manner set forth in Section 1.08(a).  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to take corporate action by written consent without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required hereby to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation as set forth in Section 1.08(a).

(d)
A facsimile, electronic mail message, telegram, cablegram or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the corporation can determine:  (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery as set forth in Section 1.08(a).  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the corporation or to the Secretary as provided by resolution of the Board of Directors.

(e)
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing and all purposes for which the original writing could be used; provided that such is a complete reproduction of the entire original writing.

(f)
In the event of the delivery to the corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the Secretary shall provide for their safekeeping.  The Secretary, or such other officer of the corporation as the Board of Directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary, or such other officer of the corporation as the Board of Directors may designate, shall promptly designate two persons, who may be employees of the corporation, but who shall not be members of the Board of Directors or officers of the corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary, or such other officer of the corporation as the Board of Directors may designate, under this Section 1.08.

(g)
No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the corporation as designated by the Board of Directors or the inspectors as appointed in accordance with Section 1.08(f), as applicable, completes its review, determines that such consents represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and so certifies to the Board of Directors for entry in the records of the corporation.

(h)
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided herein.

(i)	Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law.

Section 1.09.	Notice of Stockholder Business and Nominations.

(a)
Annual Meeting of Stockholders. (i)  Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 1.04, (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (C) by any stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable), who complies with the notice procedures set forth in this Section 1.09 and who is a stockholder of record at the time such notice is delivered to the Secretary, or (D) in the case of certain nominations of persons for election to the Board of Directors, pursuant to Section 1.11 of this Article 1.

(ii)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.09, the stockholder must have given timely notice in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action under applicable law. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 1.09(a)(ii).

(iii)           A stockholder’s written notice to the Secretary for the conduct of business (other than nominations of persons for election to the Board of Directors) shall set forth as to each proposed matter:

(1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal (including the complete text of any resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the complete text of the proposed amendment); and

(2) any interest of the stockholder or any Stockholder Associated Person in such business; and

(B) As to the stockholder giving such notice and, where noted below, each Stockholder Associated Person, the stockholder’s notice shall set forth the following:

(1) the name and address, as they appear on the record books of the corporation, of the stockholder proposing such business and the name and address of any Stockholder Associated Person;

(2)  (a) a description of each agreement, arrangement or understanding (whether written or oral) with any Stockholder Associated Person, (b) the class or series and number of equity and other securities of the corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”)) by such stockholder and by any Stockholder Associated Person and documentary evidence of such record or beneficial ownership and (c) a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the corporation or with a value derived or calculated in whole or in part from the value of the corporation or any security of the corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (2)(c) being a “Derivative Interest”);

(3) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (a) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the corporation) or disposing of any shares of capital stock of the corporation, (b) to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (c) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the corporation or any business proposed by the stockholder or (d) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (3) being a “Voting Agreement”);

(4) details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the corporation or Derivative Interests (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Interests) (collectively, “Other Interests”);

(5) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;

(6) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the corporation or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(7) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(8) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(9) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal.

(iv)           A stockholder’s written notice to the Secretary pursuant to clause (C) of paragraph (a)(i) of this Section 1.09 for nominations of directors shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto) (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder or Stockholder Associated Person, if any, and such proposed nominee or his respective affiliates and associates (each as defined under Regulation 12B of the Exchange Act (or any successor provision thereto)), or others acting in concert therewith, including all information required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision thereto) if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(3) a completed and signed Director Questionnaire; and

(4) a completed and signed Director Representation and Agreement; and

(B) as to the stockholder giving notice and, where referred to in Sections 1.09(a)(iii)(B)(1)-(9) or noted below, each Stockholder Associated Person, the written notice of the stockholder shall set forth the following:

(1) the information that would have been required by Sections 1.09(a)(iii)(B)(1)-(9) if Section (a)(iii)(B) were applicable to nominations of persons for election to the Board of Directors and the references therein to “proposing such business”, “business proposed” and “such proposal” were to “proposing such nomination”, “nominees for election to the Board of Directors” and “such nomination”, respectively;

(2) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(3) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(4) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the corporation required to elect the nominee or (b) otherwise solicit proxies or votes from stockholders in support of such nomination.

(v)           For purposes of this Section 1.09, the following terms have the following meanings:

(A)	“Director Questionnaire” as defined in Section 2.02(b).
(B)	“Director Representation and Agreement” as defined in Section 2.02(b).
(C)
“public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto).

(D)
“Stockholder Associated Person” of any stockholder means (1) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (2) any affiliates or associates of such stockholder or any beneficial owner described in clause (1); and (3) each other person with whom any of the persons described in the clauses (1) and (2) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(b)
Special Meetings of Stockholders. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the corporation’s notice of meeting delivered pursuant to Section 1.04. At a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, nominations of persons for election to the Board of Directors may be made (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (B) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.09(b) is delivered to the Secretary, who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 1.09(b). Any stockholder entitled to vote in an election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting for a special meeting of stockholders, if (i) the stockholder’s notice required by this Section 1.09(b) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation, and (ii) such stockholder’s notice contains the information that would have been required by Section 1.09(a)(iv) if Section 1.09(a)(iv) were applicable to nominations of persons for election to the Board of Directors made in connection with a special meeting of the stockholders. No public announcement of an adjournment or postponement of a special meeting shall commence a new time period (or extend any time period) for the giving of such a stockholder’s notice.

(c)
General. (ii) Only such persons nominated in accordance with this Section 1.09 or Section 1.11, where applicable, shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance this Section 1.09. Except as otherwise provided by the Certificate of Incorporation, these By-Laws or applicable law, and in furtherance of Section 1.10, the person presiding over the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with this Section 1.09 (including whether any stockholder or beneficial owner on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 1.09(a)(iii)(B)(9) and Section 1.09(a)(iv)(B)(4) or Section 1.11, where applicable, and (B) if any proposed nomination or business was not so made or proposed in compliance with this Section 1.09 or Section 1.11, where applicable, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.09, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or, in the case of an annual meeting, proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these By-Laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders (“Qualified Representative”).

(ii)           (Notwithstanding the foregoing provisions of this Section 1.09, (A) a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.09 and (B) nothing in this Section 1.09 shall be deemed to affect any rights of any stockholder to request inclusion of proposals for business (other than nominations of persons for election to the Board of Directors) in the corporation’s proxy statement if the stockholder has notified the corporation of its intention to present a proposal at an annual meeting of stockholders in compliance with the Exchange Act, and if such stockholder’s proposal has been included in a proxy statement prepared by the corporation to solicit proxies for such annual meeting, such stockholder shall be deemed to have satisfied the notice requirements of this Section 1.09 with respect to such proposal.

(iii)      A notice delivered by or on behalf of any stockholder under Section 1.09(a) or 1.09(b) shall be deemed to be not in compliance with such Section 1.09(a) or 1.09(b), and not be effective if, after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, prior to the date of the meeting and such information and/or document is not delivered to the corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, and where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board of Directors shall have the authority to waive any such non-compliance if the Board of Directors determines that such action is appropriate in the exercise of its fiduciary duties.

Section 1.10.
Inspectors of Elections; Opening and Closing the Polls.  (a)  To the extent required by applicable law, the Board of Directors by resolution or the Chairman of the Board shall appoint one or more inspectors, who may be employees of the corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

(b)
Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer, or if he is not present, by the President, the Chief Operating Officer (if one has been elected) or a Vice President, as designated by the Board of Directors, or if none of such officers is present, by another person designated by the Board of Directors to preside over the meeting.  The Secretary, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the person presiding over the meeting.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as such presiding person shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

Section 1.11.	Proxy Access.

a)
The corporation shall include in its proxy statement for an annual meeting of the stockholders the name, together with the required information specified below, of any person nominated for election to the Board by a stockholder that satisfies, or by a group of no more than 20 stockholders that together satisfy, the requirements of this Section 1.11, and who expressly elect at the time of providing the notice required by this Section 1.11 to have its nominee included in the corporation’s proxy statement pursuant to this Section 1.11. For purposes of this Section 1.11, the information that the corporation will be required to include in its proxy statement is: (i) the information concerning the nominee and the stockholder or group of stockholders who nominated such nominee that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act and (ii) if such stockholder or group of stockholders so elects, a statement pursuant to paragraph (j) of this Section 1.11. No person may be a member of more than one group of persons constituting a group that satisfies the requirements of this Section 1.11.

b)
For nominations pursuant to this Section 1.11 to be properly submitted by a stockholder or group of stockholders, such stockholder or group of stockholders must give timely written notice of such nominations to the Secretary. To be considered timely, a stockholder’s notice, together with the other information required by this Section 1.11, must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the corporation’s proxy statement released to stockholders in connection with the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

c)
The number of stockholder nominees nominated pursuant to this Section 1.11 (including any nominees that were submitted by a stockholder or group of stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 1.11, but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders, shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.11 may be received by the Secretary pursuant to this Section 1.11, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occur on the Board after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.11 may be received by the Secretary pursuant to this Section 1.11, but before the date of the annual meeting of stockholders, and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of stockholder nominees nominated pursuant to this Section 1.11 included in the corporation’s proxy statement shall be calculated based on the number of directors in office as so reduced. Any stockholder or group of stockholders submitting more than one nominee for inclusion in the corporation’s proxy statement pursuant to this Section 1.11 shall rank its nominees based on the order that such stockholder or group of stockholders desires such nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 1.11 exceeds the maximum number of stockholder nominees provided for in this Section 1.11. In the event that the number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 1.11 exceeds the maximum number of stockholder nominees provided for in this Section 1.11, the highest ranking stockholder nominee who meets the requirements of this Section 1.11 from each stockholder or group of stockholders will be selected for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the corporation each stockholder or group of stockholders disclosed as owned in its respective notice of a nomination submitted to the corporation in accordance with the procedures set forth in this Section 1.11. If the maximum number is not reached after the highest ranking stockholder nominee who meets the requirements of this Section 1.11 from each stockholder or group of stockholders has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

d)
For purposes of this Section 1.11, a stockholder or group of stockholders shall be deemed to “own” only those outstanding shares of capital stock of the corporation as to which the stockholder or any member of a group of stockholders possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall continue notwithstanding (i) the loaning of such shares if, during the period such shares are loaned, the person has the power to recall such loaned shares on three business days’ notice; or (ii) such person having delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement if, during the period such arrangement exists, the proxy, power of attorney or other instrument or arrangement is revocable at any time by such person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 1.11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

e)
In order to make a nomination pursuant to this Section 1.11, a stockholder or group of stockholders must have owned 3% or more of the corporation’s outstanding capital stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 1.11 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and must continue to own at least 3% of the corporation’s outstanding capital stock through the meeting date. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must also provide the following information in writing to the Secretary: (i) any and all information required by Section 1.09(a)(iv) of this Article I, (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within 7 calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary, the stockholder or group of stockholders owns, and has owned continuously for the preceding three years, at least 3% of the corporation’s outstanding common stock, and the stockholder or group of stockholders’ agreement to provide, within 5 business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such stockholder or group of stockholders’ continuous ownership of at least 3% of the corporation’s outstanding capital stock through the record date; (iii) the written consent of each stockholder nominee to being named in the proxy statement as a nominee and to serve as a director if elected; (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; and (v) in the case of a nomination by a group of shareholders, the written designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

f)
Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must also provide a written representation and agreement that such stockholder or group of stockholders (including each member thereof): (i) acquired at least 3% of the corporation’s outstanding capital stock in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of at least 3% of the corporation’s outstanding capital stock through the date of the annual meeting, (iii) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the nominee or nominees being nominated pursuant to this Section 1.11, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than its nominee or a nominee of the Board, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation and (vi) will provide facts, statements and other information in all communications with the corporation and stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

g)
Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must provide a written undertaking that the stockholder or group of stockholders (including each member thereof) agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the stockholder or group of stockholders’ communications with the stockholders of the corporation or out of the information that the such stockholder or group of stockholders provided to the corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders, and (iii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the stockholder or group of stockholders pursuant to this Section 1.11. The inspector of elections shall not give effect to the stockholder or group of stockholders’ votes with respect to the election of directors if such stockholder or group of stockholders does not comply with the undertakings in paragraph (f) above or this paragraph (g).

h)
Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder nominee must deliver to the Secretary a Director Representation and Agreement as set forth in Section 2.02(b)(ii). At the request of the corporation, the stockholder nominee must submit all completed and signed questionnaires required of directors of the corporation, including a Director Questionnaire as required by Section 2.02(b)(i).

The corporation may request such additional information as necessary to permit the Board to determine if each stockholder nominee is independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, including those set forth in Section 2.02(b) of Article II. If the Board determines that a stockholder nominee is not independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, the stockholder nominee will be ineligible for inclusion in the corporation’s proxy statement.

i)
In the event that any information or communications provided by the stockholder or group of stockholders or any stockholder nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each stockholder or group of stockholders or stockholder nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

j)
The stockholder or group of stockholders may provide to the Secretary, at the time the information required by this Section 1.11 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of each stockholder nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 1.11, the corporation may omit from its proxy statement any information or statement that it, in good faith, believes would violate any applicable law or regulation.

k)
The corporation shall not be required to include, pursuant to this Section 1.11, any stockholder nominee in its proxy statement for any meeting of stockholders: (i) for which the Secretary receives a notice that a stockholder or group of stockholders has nominated a person for election to the Board pursuant to Section 1.09(a)(i)(C) of this Article I, (ii) if the stockholder nominee is, or has been within the three years preceding the date the corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the corporation, as determined by the Board, (iii) who is not independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, including those set forth in Section 2.02 of Article II, (iv) if the stockholder nominee or the stockholder or group of stockholders (including any member thereof) who has nominated such stockholder nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a director at the meeting other than such stockholder nominee or a nominee of the Board, (v) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the corporation that has not been disclosed to the corporation, (vi) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee and, within the 10 years preceding such date, must not have been convicted in such a criminal proceeding, (vii) who upon becoming a member of the Board would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the capital stock of the corporation is listed or any applicable state or federal law, rule or regulation, (viii) if such stockholder nominee or the applicable stockholder or group of stockholders (including any member thereof) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board, or (ix) if the stockholder or group of stockholders (including any member thereof) or applicable stockholder nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.11, as determined by the Board or the chairman of the annual meeting of stockholders.

l)
Notwithstanding anything to the contrary set forth in this Section 1.11, the Board or the presiding director or officer of the annual meeting of stockholders shall declare a nomination by a stockholder or group of stockholders to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the stockholder or group of stockholders (including any member thereof) or applicable stockholder nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.11, as determined by the Board or the presiding director or officer of the annual meeting of stockholders, (ii) such stockholder nominee or the applicable stockholder or group of stockholders (including any member thereof) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board or (iii) the stockholder or group of stockholders (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 1.11.

m)
Any stockholder nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the stockholder nominee’s election, will be ineligible to be a stockholder nominee pursuant to this Section 1.11 for the next two annual meetings of stockholders.

n)
The stockholder or group of stockholders shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which such stockholder’s or such group’s nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE II
       Directors

Section 2.01.
Number.  The number of directors which shall constitute the Whole Board of Directors shall be no fewer than three nor more than forty.  The first Board of Directors as of the date of these By-Laws shall consist of eleven directors.  Thereafter, within the minimum and maximum above specified, the number of directors which shall constitute the Whole Board of Directors shall be determined by resolution of the Board of Directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of stockholders.  The term “Whole Board of Directors” shall mean the total number of directors most recently determined pursuant to this Section 2.01, whether or not there exist any vacancies or unfilled previously authorized directorships.

Section 2.02.
Election; Qualification.  (a)  Directors shall be elected at each annual meeting of stockholders, and may also be elected as provided in Section 2.04 of this Article.  Except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, at all meetings of stockholders for the election of directors at which a quorum is present, each director nominee shall be elected by the affirmative vote of the majority of the votes cast by the holders of record, present in person or by proxy, of shares entitled to vote for the election of directors; provided, however, that in a contested election (as defined herein), directors shall be elected by a plurality of the votes cast.  For the purposes of this Section 2.02, the “affirmative vote of the majority of the votes cast” shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.  Abstentions and broker non-votes shall not be counted as votes cast.  A direction to “withhold authority” with respect to a nominee shall be treated as a vote cast against the election of such nominee.  An election shall be contested if, as determined by the Board of Directors, (i) a stockholder has nominated any person(s) for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 1.09 or otherwise in accordance with applicable law and (ii) such nomination has not been withdrawn by such stockholder on or prior to the fourteenth day prior to the date the corporation first mails its notice of meeting.  Directors need not be stockholders of the corporation.

(b)
Each director of the corporation and nominee for election as a director of the corporation must, as a qualification to serve as a director, deliver to the Secretary at the principal executive offices of the corporation: (i) a written questionnaire with respect to the background and qualifications of such person and of any other person or entity on whose behalf the nomination is made (which questionnaire shall be provided by the Secretary upon written request) (a “Director Questionnaire”) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) (the “Director Representation and Agreement”) that such person: (A) is not, if serving as a director of the corporation, and will not become, while serving as a director of the corporation, a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (1) as to how such person will act or vote on any issue or question to be considered by the Board of Directors (or any committee thereof) or (2) that could limit or interfere with such person’s ability to comply with such person’s duties as a director of the corporation under applicable law while serving as such that, in the case of this clause (2), has not been disclosed therein, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed in writing to the corporation, (C) is, if serving as a director of the corporation, or would be if elected as a director of the corporation, and will be, while serving as such, in compliance with all applicable corporate governance, conflict of interest, confidentiality and securities ownership and trading policies and guidelines of the corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board of Directors) and any other policies applicable to directors of the corporation, (D) irrevocably submits such person’s resignation as a director, if serving, or if elected as a director of the corporation, effective upon a finding by a court of competent jurisdiction that such person has breached the Director Representation and Agreement in any material respect and (E) irrevocably submits such person’s resignation as a director, if serving, effective upon (1) such person’s failure to receive the affirmative vote of a majority of the votes cast at the next stockholder meeting at which he or she faces reelection and (2) the Board of Directors’ acceptance of such resignation.

(c)
If any nominee for director in a non-contested election does not receive the affirmative vote of a majority of the votes cast at a stockholder meeting, and such nominee is an incumbent director, the Nominating Committee shall assess the appropriateness of such nominee continuing to serve as director and shall recommend to the Board of Directors the action to be taken with respect to the resignation such nominee submitted in accordance with Section 2.02(b)(ii)(E).  In reaching its recommendation, the Nominating Committee may consider factors it deems relevant, including, but not limited to, the director’s qualifications, the director’s past and expected future contributions to the corporation, the stated reason or reasons why stockholders voted against such director’s reelection, the overall composition of the Board of Directors, the availability of other qualified candidates for director and whether accepting the tendered resignation would cause the corporation to fail to meet any applicable rule or regulation (including New York Stock Exchange listing requirements and federal securities laws).  The Nominating Committee’s evaluation shall begin promptly following the certification of the voting results and shall be forwarded to the Board of Directors to permit the Board of Directors to act on it no later than 90 days following the certification of the stockholder vote.  In reviewing the Nominating Committee’s recommendation, the Board of Directors shall consider the factors evaluated by the Nominating Committee and such additional information and factors as the Board of Directors believes to be relevant.  The corporation shall publicly disclose the Board of Directors’ decision within four business days in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not accepting the director’s resignation.  Any director whose resignation is evaluated and decided upon pursuant to this provision shall not participate in the Nominating Committee’s recommendation or Board of Directors’ action regarding whether to accept the resignation offer.  If a majority of the members of the Nominating Committee fail to receive the required vote in favor of their elections in the same election, then those independent directors on the Board of Directors (as most recently determined by the Board of Directors pursuant to applicable listing guidelines) who did receive the required vote shall consider the resignation offers and recommend to the Board of Directors whether to accept them.

(d)
If the Board of Directors accepts a director’s resignation pursuant to Section 2.02(c), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 2.04 or may decrease the size of the Board of Directors pursuant to Section 2.01.

Section 2.03.	Term of Office. Each director shall serve until his successor is elected and qualified in accordance with Section 2.02, or until his death, resignation, disqualification or removal.

Section 2.04.
Resignations; Removals; Filling of Vacancies.  Any director may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer.  Any director may be removed at any time, either for or without cause, by vote of the holders of shares having a majority of the voting power of the stock of the corporation entitled to vote for the election of directors.

Vacancies in the Board of Directors, whether caused by resignation, removal, death or any other reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled either by majority vote of the directors then remaining in office (whether or not sufficient in number to constitute a quorum), or by a sole remaining director, or in accordance with Section 2.02 at the meeting of stockholders held for that purpose.  In the event that one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned effective at a future date, shall have power to fill the vacancy or vacancies which will result when such resignation or resignations become effective, the vote thereon to take effect when such resignation or resignations become effective.

Section 2.05.
Powers.  The business and affairs of the corporation shall be managed by the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.06.
Chairman of the Board.  The Board of Directors may elect from its members a Chairman of the Board who shall serve until the next annual election of directors, or until his death, resignation, disqualification or removal.  The Chairman of the Board shall preside at all stockholder and Board meetings and perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors.  The Chairman may resign at any time by giving notice of such resignation to the Board of Directors.  Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors.  The Chairman of the Board may be removed from such position at any time, either for or without cause, by the affirmative vote of a majority of the Whole Board of Directors.  In the event that the position of Chairman of the Board becomes vacant for any reason, the Chief Executive Officer shall assume the position of Chairman of the Board until such time as a new Chairman of the Board is elected by a majority of the Whole Board of Directors.

ARTICLE III
       Meetings of the Board of Directors

Section 3.01.	Place. Meetings of directors, both regular and special, may be held either within or without the State of Delaware.

Section 3.02.
Annual and Regular Meetings.  The annual meeting of the Board of Directors for the election of officers, and for the transaction of such business as may be deemed desirable by the directors present, shall be held in each year immediately following the annual meeting of stockholders, at the place of such meeting, or at such time and place as the retiring Board of Directors may have designated.  If the annual meeting of the Board of Directors is so held, no notice thereof need be given.  If the annual meeting of the Board of Directors shall not be so held in any year, such meeting shall be held as soon after the annual meeting of stockholders as practicable, upon notice as required for special meetings of the Board of Directors under Section 3.03.  The Board of Directors from time to time may provide for the holding of regular meetings and fix the times and places of such meetings, and no notice need be given of regular meetings held at the times and places so fixed.

Section 3.03.
Special Meetings and Notice Thereof; Waiver of Notice.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary upon the written request of any two directors, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Each such special meeting shall be held at such place, date and time as shall be designated by the officer or directors calling such meeting.  Notice of each special meeting of the Board of Directors shall be mailed to each director, postage prepaid, addressed to him at his residence or his usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable or shall be telephoned or delivered to him personally not later than the day before the meeting is to be held.  Notice of any special meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof in writing or by telegram, radio or cable, either before, after or at the time of such meeting.  Except as otherwise provided by law, notice of any adjourned meeting of the Board of Directors need not be given.

Section 3.04.
Quorum.  At each meeting of the Board of Directors (subject to the provision of Section 2.04 regarding the filling of vacancies), the presence of a majority of the total number of directors constituting the Whole Board of Directors shall constitute a quorum for the transaction of business.  Except as otherwise provided in these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present at the time and place of any meeting or of any adjournment thereof (or if only one director be present, then that one) may adjourn the meeting from time to time, without notice other than announcement at the time and place of such meeting or adjournment, until a quorum shall be present.  At any adjourned session of any such meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 3.05.
Consent in lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 3.06.
Participation by Telephone.  Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute such directors’ presence at such meeting.

ARTICLE IV
       Executive Committee and Other Committees

Section 4.01.
Creation of Committee.  The Board of Directors may, by action of a majority of the whole Board of Directors, designate an Executive Committee and/or one or more other committees, each consisting of one or more directors.

Section 4.02.
Powers of Committee.  Subject to any limitations imposed by law or by resolution adopted by a majority of the Whole Board of Directors, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all power and authority of the Board of Directors in the management of the business and affairs of the corporation, except any power or authority in reference to (a) approving or adopting, or recommending to the stockholders any action or matter, other than the election or removal of directors, expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (b) adopting, amending or repealing any By-Law of the corporation.  Each other committee shall have and may exercise, when the Board of Directors is not in session, such powers, not exceeding those which may be granted to the Executive Committee, as the Board of Directors shall confer.

Section 4.03.
Meeting and Proceedings.  Except as otherwise provided in these By-Laws or by resolutions of the Board of Directors, each committee shall adopt its own rules governing the conduct of its proceedings.  All action by any committee shall be reported to the Board of Directors at the next meeting thereof and shall be subject to revision and alteration by the Board of Directors, provided that no such revision or alteration shall affect the rights of third parties.  At each meeting of any committee, the presence of a majority of the total number of members constituting the committee shall constitute a quorum for the transaction of business.  The vote of a majority of the members of the committee present at any meeting at which a quorum is present shall be the action of the committee.

Section 4.04.
Term of Office; Resignations; Removals; Filling of Vacancies.  The term of office of a member of a committee shall be as provided in the resolution of the Board of Directors designating the committee or designating him as a member but shall not exceed his term of office as a director.  If prior to the end of his term of office as a member of a committee a member should cease to be a director, he shall cease to be a member of the committee.  Any member of any committee may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer.  Any member of any committee may be removed at any time from such committee, either for or without cause by action of a majority of the Whole Board of Directors.  Vacancies in any committee may be filled by the Board of Directors by action of a majority of the Whole Board of Directors.

ARTICLE V
       Officers

Section 5.01.
Election; Number; Qualifications; Term.  The officers of the corporation shall be elected by a majority of the Whole Board of Directors, and shall include a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as may be elected in the discretion of the Board of Directors.  Any two or more offices may be held by the same person.  Officers need not be directors or stockholders of the corporation.  Each officer shall hold office until his successor is elected and qualified, or until his death, resignation, disqualification or removal.

Section 5.02.
Power and Duties in General.  In addition to the powers and duties prescribed by these By-Laws, the officers and assistant officers shall have such powers and duties as are usually incident to their respective offices, subject to the control of the Board of Directors.

Section 5.03.
The Chief Executive Officer.  The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general charge of the business and affairs of the corporation and general supervision of its officers and agents and shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors at which he shall be present.  He shall prepare and present reports to the Board concerning the state of the corporation’s business and affairs.  The Board may designate one of the other officers of the corporation to perform the duties of the Chief Executive Officer in his absence.

Section 5.04.
The President.  The President shall, during any absence of the Chief Executive Officer, carry out all of the duties of the Chief Executive Officer.  He shall also perform such other duties as may be assigned to him by the Chief Executive Officer.

Section 5.05.
The Vice Presidents.  An Executive Vice President, a Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors or by any committee thereunto authorized.

Section 5.06.
The Secretary.  The Secretary shall cause the minutes of all proceedings of the stockholders and the Board of Directors to be recorded in the minute book of the corporation, shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law, and shall have charge and custody of the records and the seal of the corporation.

Section 5.07.
The Treasurer.  The Treasurer shall have charge and custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated in accordance with these By-Laws, and shall render a report and account of the transactions of the corporation and of the financial condition of the corporation whenever so required by the Board of Directors or the Chief Executive Officer.

Section 5.08.
Resignations; Removals; Filling of Vacancies.  Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary.  Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer.  Any officer may be removed at any time, either for or without cause, by action of a majority of the Whole Board of Directors.

Section 5.09.
Bonding.  None of the officers, assistant officers and other employees, agents or representatives of the corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds.  Any bond so required shall be payable to the corporation in such amount and with such conditions and security as the Board of Directors may require.

ARTICLE VI
       Instruments, Deposits, Checks, Proxies

Section 6.01.
Execution of Instruments.  The Chief Executive Officer, the President or any Vice President may enter into any contract or execute and deliver any instrument (including, but not limited to, any check, bill of exchange, order for the payment of money, promissory note, acceptance, evidence of indebtedness or proxy to vote with respect to shares of stock of another corporation owned by or standing in the name of the corporation) in the name and on behalf of the corporation, subject to the control of the Board of Directors.  The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any such instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances.  To the extent authorized by the Board of Directors, the signature of any such person may be a facsimile.

Section 6.02.
Deposits.  Monies and other valuable effects of the corporation may be deposited from time to time to the credit of the corporation with such depositories as may be selected by the Board of Directors or by any committee, officer or agent of the corporation to whom power of selection may be delegated from time to time by the Board of Directors.

ARTICLE VII
       Stock Certificates; Registered Holders

Section 7.01.
Issuance; Signatures.  Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the Chief Executive Officer, the President or a Vice President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation.  If such certificate is countersigned by a transfer agent other than the corporation or one of its employees, or a registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile.  Stock certificates shall be in such form as shall be approved by the Board of Directors.

Section 7.02.
Continuing Validity of Signatures.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.03.
Record Date.  (a)  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, such meeting or any adjournment thereof, ~~,~~ notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.  Any record date set to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days prior to such action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.04.
Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to have the rights of a stockholder with respect thereto, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.05.
Lost Certificates.  When any certificate of stock is alleged to have been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate if the owner so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond and (c) satisfies any other reasonable requirements imposed by the corporation.  The Board of Directors may waive the requirement of any such indemnity bond.

ARTICLE VIII
       Miscellaneous

Section 8.01.
Offices.  The principal office of the corporation in the State of Delaware shall be at No.  100 West Tenth Street, Wilmington, Delaware.  The corporation may also have offices at other places within or without the State of Delaware.

Section 8.02.	Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year, and shall end on the 31st day of December in such year.

Section 8.03.
Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 8.04.
Compensation of Directors.  The Board of Directors shall have authority to fix the compensation of directors (including the Chairman of the Board).  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and/or a stated salary as director.  No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefore.  Members of committees may be allowed like compensation for attending committee meetings.

Section 8.05.
Compensation of Officers and Employees.  The compensation of officers and, to the extent the Board of Directors shall deem advisable, the compensation of all other employees, agents and representatives of the corporation shall be fixed by the Board of Directors of in accordance with procedures adopted by it.  Compensation may be contingent and/or measured in whole or in part by the profits of the corporation and its subsidiaries or a segment thereof.  Bonuses, other extra or incentive compensation, deferred compensation and retirement benefits may be paid.  Such amounts may be payable in cash, stock of the corporation or other property.  The Board of Directors may delegate the authority contained in this section to such directors, officers, employees or agents of the corporation as the Board of Directors deems advisable.

Section 8.06.
Amendment of By-Laws.  The By-Laws may be altered, amended or repealed from time to time, and new By-Laws may be made and adopted, by action of a majority of the Whole Board of Directors or by the stockholders.

Section 8.07.
Forum Selection.  Unless the corporation consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the by-laws of the corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE IX
       Indemnification

Section 9.01.
Right to Indemnification.  The corporation shall to the fullest extent permitted by applicable law as then in effect indemnify each person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by, or in the right of, the corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding.  Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

Section 9.02.
Insurance, Contracts and Funding.  The corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section 9.01 of this Article or incurred by any Indemnitee in connection with any Proceeding referred to in Section 9.01 of this Article, to the fullest extent permitted by applicable law as then in effect.  The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 9.03.
Indemnification; Not Exclusive Right.  The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnification under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 9.04.
Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

(a)
Advancement of Expenses.  All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the corporation within 20 days after the receipt by the corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

(b)
Procedure for Determination of Entitlement to Indemnification.  (i)  To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”).  The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the corporation of the written request for indemnification together with the Supporting Documentation.  The Secretary of the corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii)
The Indemnitee’s entitlement to indemnification under this Article shall be determined in one of the following ways: (a) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (b) by a written opinion on Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (c) by the stockholders of the corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (d) as provided in Section 9.04(c).

(iii)
In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.04(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c)
Presumptions and Effect of Certain Proceedings.  Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 9.04(b)(i), and thereafter the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the person or persons empowered under Section 9.04(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the corporation of the request therefore together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (a) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law.  The termination of any Proceeding described in Section 9.01, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not apposed to the best interests of the corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)
Remedies of Indemnitee.  (i)  In the event that a determination is made pursuant to Section 9.04(b) that the Indemnitee is not entitled to indemnification under this Article, (a) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (b) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial proceeding or arbitration the corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

(ii)
If a determination shall have been made or deemed to have been made, pursuant to Section 9.04(b) or (c), that the Indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (a) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law.  In the event that (c) advancement of expenses is not timely made pursuant to Section 9.04(a) or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 9.04(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification.  Notwithstanding the foregoing, the corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (a) or (b) of this clause (ii)(a “disqualifying Event”); provided, however, that in any such action the corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii)
The corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9.04(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this Article.

(iv)
In the event that the Indemnitee, pursuant to this Section 9.04(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)
Definitions.  For the purposes of this Section 9.04:  (i)  “Change in Control” means a change in control of the corporation of a nature that would be required to be reported in response to Item 6(e) of Section 14A of Regulation 14A promulgated under the Securities Exchange Act (or any successor provision thereto), whether or not the corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (or any successor provision thereto)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the corporation representing 5 percent or more of the combined voting power of the corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (b) the corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(ii)	“Disinterested Director” means a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iii)
“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article.

Section 9.05.
Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provisions held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.06.	Amendment. No provision of this Article shall be amended retroactively. In no case shall any amendment of this Article occur without thirty days’ advance written notice to all Indemnitees.